Exhibit (a)(1)(B)

MOTIVE, INC. LETTER OF TRANSMITTAL

(LETTER OF TRANSMITTAL TO TENDER SHARES OF Motive, Inc. ("Motive")). Pursuant to the Offer to Purchase dated July 16, 2008, Magic Acquisition Subsidiary Inc. ("Purchaser"), a direct wholly owned subsidiary of Lucent Technologies Inc. ("Parent"), and a wholly owned subsidiary of Alcatel Lucent, has offered to purchase all issued and outstanding shares of Motive common stock. The offer expires at 12:00 midnight, New York City time, at the end of Tuesday, August 12, 2008, unless the offer is extended. See instructions on the reverse side.

I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, and/or the registered holder(s) of the shares of Motive stock represented by the enclosed, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

❷ SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. → | | | | | | | | | |

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date: ____________

PLACE AN X IN ONE TENDER BOX ONLY

❸ ☐ Tender All

❹ ☐ Partial Tender | | | | | | | | ● | | | |

WHOLE SHARES **FRACTIONS**

❶ Signature: This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ____________ | ____________
Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ____________ | ____________
Signature of Stockholder | Date | Daytime Telephone #

Certified Certificate(s) Number

If you cannot produce some or all of your Motive certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

❺ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include **Apostille seal or legal equivalent.**

TOTAL SHARES **LOST** ☞	
Please Fill In Certificate No(s). If Known	Number of Shares
Attach separate schedule if needed	

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Motive, Purchaser, Parent, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________ on this (date) ______________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________ Date ______________ Notary Public ______________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
- *Enter number of share(s) lost ______________ X (Cash Rate) $2.23 = $______________ share value*
- ***If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).***

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
- *The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) = ...$______________ Surety Premium*

3. Add the service fee based on the share value fee guide noted below.......................$______________ Service Fee
- *If the share value is less than or equal to $250.00, the Service Fee = $50.00*
- *If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
- *If the share value is greater than $3,000.00, the Service Fee = $200.00*

4. Total amount due (add lines 2 & 3).......................$______________ Total Amount

Please enclose a money order, certified check or cashiers' check for the required amount, made payable to Mellon Investor Services.

6 Special Transfer Instructions

If you want your check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

Signature Guarantee Medallion

(Title of Officer Signing this Guarantee)

(Name of Guarantor - Please Print)

(Address of Guarantor Firm)

7 Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

1. Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2. **PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3. If you are tendering all your shares for cash, please check this box only.

4. If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

5. If you cannot produce some or all of your Motive stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. *Please print clearly.* Alternatively, **you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.** In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

6. If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7. Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-800-777-3674 (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310